UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014 (April 11, 2014)

F5 Networks, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliot Avenue West Seattle, Washington	98119
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (206) 272-5555

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2014, the Board of Directors of F5 Networks, Inc. (the “Company”) approved the adoption of the Company’s Fourth Amended and Restated Bylaws (the “Amended and Restated Bylaws”).

With respect to annual shareholder meetings, the Amended and Restated Bylaws expand the provisions relating to shareholder nominations of persons for election to the Board of Directors and shareholder proposals of other business for such meetings to provide that:

•	A shareholder’s notice to the Company with respect to director nominations shall set forth, as to each person whom the shareholder proposes to nominate, such person’s name, age, address, principal occupation or employment, the class and number of shares held of record or beneficially owned and any derivatives positions held or beneficially held by such nominee, a description of any arrangements, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any such nominee with respect to the Company’s securities, all arrangements between the shareholder and each nominee and any other person pursuant to which the nominations are to be made by the shareholder, and any other information that would be required to be disclosed if proxies were being solicited for the election of the nominee as a director or that is otherwise required pursuant to Regulation 14A.

•	Any notice with respect to director nominations or other proposed business for any annual meeting shall also set forth, as to the shareholder giving the notice and any associated person, their name and address, the class and number of shares held of record or beneficially owned and any derivative positions held or beneficially held by such persons, a description of any arrangements, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such persons with respect to the Company’s securities, any material interest of the persons in such business, and a statement whether such persons will deliver a proxy statement and proxy to holders of at least the percentage of the votes entitled to be cast to carry the proposal or to elect the director.

•	Any notice must be supplemented not later than 10 days following the record date for the meeting to disclose certain required information as of the record date.

•	Any notice must be either (a) set forth in an executed written record given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the Company’s principal executive offices or (b) set forth in an executed electronically transmitted record, if the Company has designated an address, location or system to which such notice or request may be electronically transmitted and the notice or request is electronically transmitted to that designated address, location or system.

•	Unless otherwise required by law, if the shareholder (or its qualified representative) does not appear at the meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies may have been received.

•	A shareholder shall also comply with all applicable securities law requirements, and compliance with Subsections 2.1(c) and 2.1(d) of the Amended and Restated Bylaws shall be the exclusive means for a shareholder to make nominations or submit other business; provided that the Amended and Restated Bylaws shall not affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 or of the Company to omit a proposal therefrom, or the rights of holders of any series of the Company’s preferred stock.

With respect to special shareholder meetings, the Amended and Restated Bylaws contain a new provision that provides that nominations of persons for election to the Board may be made at a special meeting (i) by or at the direction of the Board or any authorized committee thereof or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of record both at the time notice is delivered to and received and at the time of the meeting, who is entitled to vote and who complies with the notice procedures applicable to annual meetings, and subject to the other procedures and restrictions applicable to annual meetings. If the Company calls a special meeting to elect directors, notice by the shareholder must be received not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the 60th day prior to such meeting or, if the public announcement of the date of such meeting is first made by the Company fewer than 70 days prior to such meeting, the close of business on the 10th day following such public announcement.

The Amended and Restated Bylaws contain new provisions relating to electronic (and other) transmissions and electronic records as follows:

•	The Amended and Restated Bylaws set forth the requirements for effectiveness of notice to shareholders by electronic transmission and the revocation of shareholder consent to receipt of electronically transmitted notices.

•	The Amended and Restated Bylaws provide that notices to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting and accompanying instructions.

•	The Amended and Restated Bylaws provide that at meetings of shareholders, a shareholder or his duly authorized attorney in fact may appoint a proxy to vote by an executed writing or by a recorded telephone call, voice mail or other electronic transmission.

•	The Amended and Restated Bylaws provide that any action taken by the Board or of a committee thereof without a meeting shall be set forth in an executed written record or in an executed electronically transmitted record.

A copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

3.2	Fourth Amended and Restated Bylaws adopted April 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

F5 NETWORKS, INC.

Date: April 15, 2014	By:	/s/ Scot F. Rogers
Scot F. Rogers
Executive Vice President and General Counsel